UNITED STATES
             SECURITIES AND EXCHANGE COMMISSION
                    Washington, DC 20549

                         FORM 8-KSB

                       CURRENT REPORT
             PURSUANT TO SECTION 13 or 15(d) OF
             THE SECURITIES EXCHANGE ACT OF 1934

      DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):
               JULY  26, 2000 (JULY 20, 2000)

                  VICON FIBER OPTICS CORP.
   (Exact name of registrant as specified in Its charter)

                           0-11057
                  (Commission file number)

          Delaware                                13-2615925
(State of Incorporation)           (IRS Employer Identification No.)

         90 Secor Lane, Pelham Manor, New York 10803
    (Address of principal executive offices and zip code)

                       (914) 738-5006
                Registrant's telephone number

Item 5.  Other Events

Please be advised that effective July 20, 2000, Leonard
Scrivo resigned from the Company. Mr. Scrivo had been CEO, President, and Chairman of the Board of Directors. Also, effective July 20, 2000 Robert J. Figliozzi has been appointed acting Chairman of the Board of Directors. The
Board of Directors has begun a search for a new CEO and expects to name a new CEO within the next 60 to 90 days.
Additionally, effective July 20, 2000, Michael Scrivo was appointed Chief Operating Officer of the Company.

                         SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                         Vicon Fiber Optics Corp.
                         (Registrant)

                         /s/ Robert J. Figliozzi
                         Chairman of the Board of Directors